                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 3, 1996

                             --------------------

                        PHYSICIAN SUPPORT SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             --------------------

          DELAWARE                   33-80731                     13-3624081
(STATE OR OTHER JURISDICTION       (COMMISSION                  (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER               IDENTIFICATION NO.)

                ROUTE 230 AND EBY-CHIQUES ROAD.
                          MT. JOY, PA                           17552
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (717) 653-5340

                                NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                   ----------------------------------------

        Physician Support Systems, Inc. a Delaware Corporation ("PSS"), hereby amends its Current Report on Form 8-K dated September 16, 1996 as set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Set forth below are the combined audited financial statements of EE&C Health Services, Inc., a Delaware corporation ("HSI"), Med-Data Interface Systems, LLC, a Texas limited liability ("MDI") and Medical Intercept Systems, LLC, a Texas limited liability company ("MIS" and, together with HSI and MDI, the "Medical Intercept Systems Group" or "MIS Group") as of December 31, 1994 and 1995 and for the three years ended December 31, 1995. These financial statements have been audited by Deloitte & Touche LLP, independent auditors. Also set forth below are the unaudited financial statements of the MIS Group as of June 30, 1996 and for the six months ended June 30, 1995 and June 30, 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Medical Intercept Systems Group
Garland, Texas

We have audited the accompanying combined balance sheets of Medical Intercept Systems Group (the "Group") as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 10, the Group consummated a merger transaction on September 3, 1996.

DELOITTE & TOUCHE LLP
September 30, 1996
New York, New York

MEDICAL INTERCEPT SYSTEMS GROUP

COMBINED BALANCE SHEETS

                                                                                                      December 31,
                                                                                            1994          1995         1996
                                                                                                                    (Unaudited)

ASSETS

CURRENT ASSETS:
 Cash                                                                                   $   47,706    $   26,442    $  111,828
 Accounts receivable - net of allowance for doubtful
  accounts of $0 in 1994 and $62,134 in 1995 and (unaudited)
  $51,262 at June 30, 1996                                                                 246,763       793,854     1,408,329
 Accounts receivable - unbilled                                                            447,619     1,150,280     1,816,012
 Prepaid expenses and other current assets                                                  43,321       546,084       755,657
                                                                                        ----------    ----------    ----------

       Total current assets                                                                785,409     2,516,660     4,091,826
                                                                                        ----------    ----------    ----------

PROPERTY AND EQUIPMENT:
 Office equipment, furniture and fixtures                                                   32,065       270,540       388,580
 Computer equipment                                                                         69,083       387,277       418,615
 Leasehold improvements                                                                      7,207       215,522       285,314
                                                                                        ----------    ----------    ----------

                                                                                           108,355       873,339     1,092,509

 Less accumulated depreciation and amortization                                            (72,418)     (226,625)     (296,271)
                                                                                        ----------    ----------    ----------

       Property and equipment - net                                                         35,937       646,714       796,238
                                                                                        ----------    ----------    ----------

GOODWILL - Net of accumulated amortization of
 $132,381 in 1994 and $264,762 in 1995 and (unaudited)
 $330,952 at June 30, 1996                                                               2,515,282     2,382,901     2,316,711
                                                                                        ----------    ----------    ----------

OTHER ASSETS                                                                                17,243        16,344        15,828
                                                                                        ----------    ----------    ----------

TOTAL ASSETS                                                                            $3,353,871    $5,562,619    $7,220,603
                                                                                        ==========    ==========    ==========

MEDICAL INTERCEPT SYSTEMS GROUP

COMBINED BALANCE SHEETS

                                                                                               December 31,             June 30,
                                                                                          1994            1995           1996
                                                                                                                      (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                      $   90,952    $   333,175     $   568,865
  Accrued expenses                                                                         219,499        624,625         918,513
  Due to related parties                                                                   599,623      3,466,113       4,531,117
  Current portion of long-term debt                                                        143,427      1,043,948       1,062,197
  Other current liabilities                                                                 19,430        526,630         674,038
                                                                                        ----------    -----------     -----------

           Total current liabilities                                                     1,072,931      5,994,491       7,754,730
                                                                                        ----------    -----------     -----------

LONG-TERM DEBT                                                                           2,272,069      2,098,583       1,987,810
                                                                                        ----------    -----------     -----------

           Total liabilities                                                             3,345,000      8,093,074       9,742,540
                                                                                        ----------    -----------     -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value - 300 shares authorized,
    200 shares issued and outstanding at December 31,
    1994; 400 shares authorized, 300 shares issued and
    outstanding at December 31, 1995 and (unaudited)
    at June 30, 1996 respectively                                                            2,000          3,000           3,000
  Retained earnings (accumulated deficit)                                                    6,871     (2,533,455)     (2,524,937)
                                                                                        ----------    -----------     -----------

            Total shareholders' equity (deficit)                                             8,871     (2,530,455)     (2,521,937)
                                                                                        ----------    -----------     -----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)                                                                      $3,353,871    $ 5,562,619     $ 7,220,603
                                                                                        ==========    ===========     ===========

See notes to combined financial statements.

MEDICAL INTERCEPT SYSTEMS GROUP

COMBINED STATEMENTS OF OPERATIONS

                                                                                                             For the Six Months
                                                                    For the Years Ended December 31,           Ended June 30,
                                                                    1993         1994          1995          1995          1996
                                                                                                          (Unaudited)   (Unaudited)

NET REVENUES                                                      $      -    $2,630,046   $ 5,764,392    $ 2,401,032    $5,290,718

OPERATING EXPENSES:
  Salaries and wages                                                     -     1,074,539     4,194,613      1,608,836     3,079,839
  General and administrative                                        49,826     1,125,157     3,427,324      1,694,316     1,873,669
  Depreciation and amortization                                          -       205,716       288,486        103,516       145,857
                                                                  --------    ----------   -----------    -----------    ----------

       Total operating expenses                                     49,826     2,405,412     7,910,423      3,406,668     5,099,365
                                                                  --------    ----------   -----------    -----------    ----------

INCOME (LOSS) FROM OPERATIONS                                      (49,826)      224,634    (2,146,031)    (1,005,636)      191,353

OTHER INCOME (EXPENSE):
  Interest expense, net                                                  -      (167,937)     (384,596)      (169,074)     (181,925)

  Loss on disposal of equipment                                          -             -        (9,699)             -             -
                                                                  --------    ----------   -----------    -----------    ----------

INCOME (LOSS) BEFORE PROVISION FOR
  STATE INCOME TAXES                                               (49,826)       56,697    (2,540,326)    (1,174,710)        9,428

STATE INCOME TAX EXPENSE                                                 -             -             -              -           910
                                                                  --------    ----------   -----------    -----------    ----------

NET INCOME (LOSS)                                                 $(49,826)   $   56,697   $(2,540,326)   $(1,174,710)   $    8,518
                                                                  ========    ==========   ===========    ===========    ==========

See notes to combined financial statements.

MEDICAL INTERCEPT SYSTEMS GROUP

COMBINED STATEMENTS OF SHAREHOLDERS'
 EQUITY (DEFICIT)

                                                                                   Total
                                                                  Retained      Shareholders'
                                                Common Stock      Earnings         Equity
                                             Shares     Amount    (Deficit)       (Deficit)

BALANCE, DECEMBER 31, 1992                       -        $   -     $      -        $      -
  Net loss                                       -            -      (49,826)        (49,826)
  Issuance of common stock                      100       1,000            -           1,000
                                             ------    --------  -----------    ------------

BALANCE, DECEMBER 31, 1993                      100       1,000      (49,826)        (48,826)
  Net income                                      -           -       56,697          56,697
  Issuance of common stock                      100       1,000            -           1,000
                                             ------    --------  -----------    ------------

BALANCE, DECEMBER 31, 1994                      200       2,000        6,871           8,871
  Net loss                                        -           -   (2,540,326)     (2,540,326)
  Issuance of common stock                      100       1,000            -           1,000
                                             ------    --------  -----------    ------------

BALANCE, DECEMBER 31, 1995                      300       3,000   (2,533,455)     (2,530,455)

  Net income (unaudited)                          -           -        8,518           8,518
                                             ------    --------  -----------    ------------

BALANCE, JUNE 30, 1996 (Unaudited)              300      $3,000  $(2,524,937)    $(2,521,937)
                                             ======    ========  ===========    ============

See notes to combined financial statements.

MEDICAL INTERCEPT SYSTEMS GROUP

COMBINED STATEMENTS OF CASH FLOWS

                                                                     Year Ended December 31,                       June 30,
                                                                 1993         1994          1995              1995          1996
                                                                                                          (Unaudited)    (Unaudited)


OPERATING ACTIVITIES:
  Net income (loss)                                            $(49,826)   $  56,697     $(2,540,326)     $(1,174,710)   $    8,518
  Adjustments to reconcile net income (loss) to net
  cash used in operating activities:
    Provision for allowance for doubtful accounts                     -            -          62,134           21,857       (10,872)
    Depreciation and amortization                                     -      205,716         288,486          103,516       145,857
    Loss on disposal of property and equipment                        -            -           9,699                -             -
    Change in operating assets and liabilities:
      Increase in accounts receivable                                 -      (82,297)       (609,225)        (487,300)     (603,603)
      Increase in accounts receivable - unbilled                      -     (447,619)       (702,661)        (431,674)     (665,732)
      Increase in prepaid expenses and other current assets           -      (43,321)       (502,763)        (721,884)     (209,573)
      Increase in other assets                                     (393)     (17,767)           (290)             315             -
      Increase in accounts payable                                2,883       58,873         242,223          100,966       235,690
      Increase in accrued expenses                                    -      219,499         405,126          221,218       293,888
      Increase in other current liabilities                           -       19,430         507,200          715,295       147,408
                                                               --------    ---------     -----------      -----------    ----------

            Total adjustments                                     2,490      (87,486)       (300,071)        (477,691)     (666,937)
                                                               --------    ---------     -----------      -----------    ----------

           Net cash used in operating activities                (47,336)     (30,789)     (2,840,397)      (1,652,401)     (658,419)
                                                               --------    ---------     -----------      -----------    ----------

INVESTING ACTIVITIES:
  Acquisition of property and equipment                          (7,800)     (88,929)       (556,962)        (212,709)     (228,675)
  Cash paid for MIS assets                                            -     (300,000)              -                -             -
                                                               --------    ---------     -----------      -----------    ----------

           Net cash used in investing activities                 (7,800)    (388,929)       (556,962)        (212,709)     (228,675)
                                                               --------    ---------     -----------      -----------    ----------

FINANCING ACTIVITIES:
  Proceeds from borrowings                                                   384,500       1,350,205          817,000       100,000
  Repayment of debt                                                          (79,063)       (156,100)         (39,785)     (242,524)
  Increase in due to related parties                             50,020      165,103       2,180,990        1,041,081     1,115,004
  Issuance of common stock                                        1,000        1,000           1,000            1,000             -
                                                               --------    ---------     -----------      -----------    ----------

           Net cash provided by financing activities             51,020      471,540       3,376,095        1,819,296       972,480
                                                               --------    ---------     -----------      -----------    ----------

NET INCREASE (DECREASE) IN CASH                                  (4,116)      51,822         (21,264)         (45,814)       85,386

CASH, BEGINNING OF YEAR                                               -       (4,116)         47,706           47,706        26,442
                                                               --------    ---------     -----------      -----------    ----------

CASH, END OF YEAR                                              $ (4,116)   $  47,706     $    26,442      $     1,892    $  111,828
                                                               ========    =========     ===========      ===========    ==========

SUPPLEMENTAL DISCLOSURE:
  Income taxes paid                                            $      -    $       -     $         -      $         -    $      910
                                                               ========    =========     ===========      ===========    ==========

  Interest paid                                                $      -    $ 165,356     $   236,627      $   118,314    $  135,691
                                                               ========    =========     ===========      ===========    ==========

See notes to combined financial statements.

MEDICAL INTERCEPT SYSTEMS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     The combined financial statements include the following entities: EE&C Health Services, Inc. ("HSI") incorporated November 1993 in Delaware, MED-DATA Interface Systems, LLC ("MDI") incorporated April 1994 in Texas and MED-DATA Management, LLC ("MDM") incorporated in February 1995. MDM subsequently amended its incorporation in January 1996 and is currently operating as Medical Intercept Systems, LLC ("MIS").


     Medical Intercept Systems Group (collectively the "Group") is engaged principally in providing billing, management, data processing, administrative and similar services for physicians in exchange for a fixed percentage of gross billings, based on actual collections. The Group markets these services throughout the United States, with most of their revenue generated in Texas, Illinois and New Jersey.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Property and Equipment - Property and equipment are stated at cost. Expenditures for maintenance, repairs, renovations and betterments, which do not materially extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from five to seven years. Amortization is provided on leasehold improvements on a straight-line basis over the term of the lease.

     Revenue Recognition - The Group estimates fees that will be invoiced upon collection of physician accounts receivable and recognizes such revenues when substantially all services to be performed by the Group have been completed. Accounts Receivable Unbilled represents amounts recognized for services rendered but not yet invoiced and is based on the Group's estimate of the fees that will be collected from clients when patient accounts are collected. This estimate is calculated by applying the Group's client fee percentage to an estimate of the clients' collections that will be achieved on amounts billed to patients and their insurers. The Company revises its estimate of its unbilled accounts receivable periodically based on its clients' billing and collection information for that period. The Company provides for additional costs necessary to complete the collection process.

     Income Taxes - HSI has elected to be treated as an S Corporation for federal income tax purposes. MDM and MDI are Limited Liability Corporations. Therefore, the taxable income or loss of the Group is taxed directly to the individual shareholders in proportion to their ownership interests. Accordingly, no provision for federal income taxes has been made in the accompanying combined financial statements. State taxes are provided for states imposed at the corporate level.

     Goodwill - The Group has classified as goodwill the cost in excess of fair value of the net assets acquired as part of a purchase transaction. Goodwill is being amortized on a straight-line basis over 20 years. The Group periodically reviews goodwill to assess recoverability and impairments that would be recognized in operating results if a permanent diminution in value were to occur.

     Interim Financial Information - The unaudited financial information contained herein reflects all adjustments (consisting of only normal recurring accruals) which, in the opinion of the Group, are necessary for a fair presentation of the results of operations for the six-month periods ended June 30, 1995 and 1996.

     Management Estimates - The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Group records accounts receivable allowances based on management's estimate of the net realizable value of accounts receivable.

     Fair Value Information - The estimated fair value of financial instruments has been determined by the Group using available market information and other appropriate valuation methodologies. The carrying amounts of current assets and current liabilities are estimated to equal their fair value due to the short-term nature of these accounts. The carrying amount of long-term debt also approximates fair value due to the variable rates of interest on such debt.

3.   ACQUISITION

     In April 1994, MDI purchased the assets of Medical Intercept Systems, Inc. ("MIS"), a software development company based in Chicago, for approximately $2,794,559, including approximately $300,000 in cash and a $2,494,559 promissory note payable. The acquisition was accounted for under the purchase method of accounting and, accordingly, the assets were recorded at their fair values on the effective date of the acquisition. Results of operations for MIS from the effective date of acquisition through December 31, 1994 are included in MDI's statement of operations for the year ended December 31, 1994. The excess of purchase price over the fair value of the assets acquired of approximately $2,647,663 is being amortized on the straight line method over 20 years.

4.   RELATED PARTY TRANSACTIONS

     The Group has entered into certain transactions with related parties summarized as follows:

                                                                      June 30,
                                                  December 31,          1996
                                                1994       1995     (Unaudited)
Notes payable upon demand to stockholders
 with varying interest rates from 8.5 - 11%.   $384,500  $1,070,000  $1,020,000

Due to an affiliate                             215,123   2,396,113   3,511,117
                                               --------  ----------  ----------

                                               $599,623  $3,466,113  $4,531,117
                                               ========  ==========  ==========

5.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                            June 30,
                                     December 31,             1996
                                   1994         1995      (Unaudited)

Installment notes payable        $2,415,496   $2,310,446   $2,266,829
Line of credit                            -      572,000      572,000
Other                                     -      260,085      211,178
                                 ----------   ----------   ----------

                                  2,415,496    3,142,531    3,050,007

Less current portion                143,427    1,043,948    1,062,197
                                 ----------   ----------   ----------

                                 $2,272,069   $2,098,583   $1,987,810
                                 ==========   ==========   ==========

     One installment note payable is collateralized by a pledge of 95% of the outstanding membership interest of MDI and MIS. The note is payable in monthly installments bearing interest at 8% through March 1997 and the lesser of: (i) two percent per annum plus the prime interest rate or (ii) the maximum lawful rate of interest per annum, not to exceed 18%, through April 1999. Two installment notes payable are collateralized by various equipment of MIS, bearing interest at 11% and are due July 23, 1998 and August 23, 1998, respectively.

     The line of credit agreements authorize borrowings of up to $572,000 bearing interest at the Wall Street Journal Prime Rate (8.50% at December 31, 1995) plus 1.0%. The agreements contain restrictive covenants and are collateralized by equity securities and treasury notes held by the lender.

     The Group was contingently liable up to $300,000 for guaranteed license fees payable to the former owner of MIS. The balance due at December 31, 1995 and June 30, 1996 was $210,085 and $161,178, respectively. The agreement also calls for an additional license fee equal to $100,000, which will be due if certain conditions are met.

     Maturities of long-term debt as of December 31, 1995 for the succeeding five years are as follows:

                                                Year Ending
                                                December 31,     Total

                                                1996           $1,043,948
                                                1997              229,879
                                                1998              242,421
                                                1999            1,626,283
                                                2000                    -
                                                               ----------

                                                Total          $3,142,531
                                                               ==========

6.   STATE INCOME TAXES

     There was no state provision (benefit) for income taxes for the years ended December 31, 1993, 1994 and 1995.

     Deferred income tax assets and liabilities were primarily comprised of:

                                                           December 31,
                                                          1994      1995


                Deferred income tax assets:
                Current                                 $ 1,382   $  8,856
                Non-current                               1,622     41,804
                                                        -------   --------

                                                          3,004     50,660
                                                        -------   --------

                Valuation allowance                      (2,248)   (38,314)
                                                        -------   --------

                    Net deferred income tax assets          756     12,346
                                                        -------   --------

                Deferred income tax liabilities:
                 Current                                    756     10,150
                 Non-current                                  -      2,196
                                                        -------   --------

                                                            756     12,346
                                                        -------   --------

                                                        $     -   $      -
                                                        =======   ========

     Current deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts for financial reporting purposes and the amounts used for income tax purposes of allowance for doubtful accounts, accounts receivable, and accruals. Non-current deferred income taxes reflect the net tax effect of net operating loss carryforwards and differences in depreciation methods for financial statement purposes and income tax purposes.

     A valuation allowance is provided when it is more likely than not that some portion of the net deferred income tax asset will not be realized. At December 31, 1994 and 1995, the Company has provided a full valuation allowance against the tax benefits of the State net operating loss and other tax carryforwards.

7.   SAVINGS PLAN

     In 1995, the Group established qualified 401(k) Employee Savings Plans for the benefit of all eligible employees. Contributions to the plans may be made by eligible employees, and at its option, the sponsoring company. The Group contribution to the Plans for the year ended December 31, 1995 and for the six months ended June 30, 1995 and 1996 (unaudited) amounted to $3,122 and $1,431 and $2,259, respectively .

8.   MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Group to credit risk consist principally of receivables. The Group believes the concentration of credit risk in its accounts receivables is substantially mitigated by the Group's ongoing credit evaluation process and due to the large number of customers comprising the Group's customer base. The Group does not generally require collateral from customers. The Group evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     Revenue from two customers was approximately 19% and 14% of total revenue for the year ended December 31, 1994. Revenue from one customer was approximately 14% of total revenues for the year ended December 31, 1995.

9.   COMMITMENTS AND CONTINGENCIES

     a. Operating Leases - The Group occupies office space in various locations under noncancelable operating leases which expire in various years through 2001.

          Future minimum payments under noncancellable operating leases by year and in the aggregate are as follows:

                                                     Amount

                                             1996    $131,403
                                             1997     169,034
                                             1998     174,064
                                             1999     183,070
                                             2000     190,237
                                       Thereafter      71,528
                                                     --------

                                         Total       $919,336
                                                     ========

          Rent expense was $117,042 and $368,570 for the years ended December 31, 1994 and 1995 and $184,529 and $230,712 for the six months ended June 30, 1995 and 1996, respectively.

     b. Legal Matters - The Group is involved in legal matters arising in the ordinary course of business. In the opinion of management and legal counsel, the ultimate liability, if any, resulting from such matters will not have a material effect on the Group's financial condition or results of operations.

10.  SUBSEQUENT EVENT

     On September 3, 1996, the Group consummated a transaction whereby the Group agreed to be merged into Physician Support System, Inc. ("PSS"). In exchange for all of the outstanding membership interests of MDI and MIS and common stock of HSI, the shareholders of the Group received 285,998 shares of PSS common stock and cash proceeds of $3,697,544.

                                    ******

    (B) PRO FORMA FINANCIAL INFORMATION.


        The following unaudited pro forma financial information gives effect to the acquisition by Physician Support Systems, Inc. ("PSS") of EE&C Health Services, Inc., a Delaware corporation ("HSI"), Med-Data Interface Systems, LLC, a Texas limited liability company ("MDI") and Medical Intercept Systems, LLC, a Texas limited liability company ("MIS" and, together with HSI and MDI, the "MIS Group"). Such acquisitions were accounted for as purchases. The unaudited pro forma financial information also gives effect to the acquisitions by PSS of North Coast Health Care Management Group ("NCHCM"), Medical Management Support, Inc. ("MMS") and Data Processing Systems, Inc. ("DPS") on February 12, 1996, PBS Northwest, Inc. ("PBS") on May 8, 1996 and ALM, Inc. ("ALM") on May 21, 1996, all of which were accounted for as purchases (together, the "Acquired Businesses"), and the acquisitions by PSS of Synergistic Systems, Inc. ("SSI") on June 28, 1996, and EE&C Financial Services, Inc. ("EEC") on August 31, 1996, which were accounted for as poolings of interests. The unaudited pro forma financial statements are derived from the historical financial statements of PSS, SSI, EEC, the MIS Group and the Acquired Businesses including those of PBS, ALM, SSI and EEC included in PSS' reports on Form 8-K dated May 14, 1996, June 4, 1996, July 8, 1996 and September 13, 1996, respectively, in each case as amended by Amendment No. 1 thereto, which are incorporated herein by reference, and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements .


        The unaudited pro forma balance sheet gives effect to the acquisition by PSS of the MIS Group as if such acquisition had occurred on June 30, 1996. Such unaudited pro forma balance sheet is derived from the unaudited consolidated balance sheet of PSS as of June 30, 1996 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 which is incorporated herein by reference, as well as the unaudited balance sheet of the MIS
Group as of June 30, 1996 included elsewhere in this Form 8-K.

        The unaudited pro forma statements of operations present unaudited pro forma results of operations for the year ended December 31, 1995 and the six months ended June 30, 1996. For purposes of the unaudited pro forma statements of operations, the acquisitions by PSS of the Acquired Businesses are included as if such acquisitions had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 include pro forma adjustments related to the Company's initial public offering of Common Stock which was completed on February 12, 1996. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the audited and unaudited statements of operations of SSI, EEC, the Acquired Businesses and the MIS Group for the year ended December 31, 1995 (included elsewhere in this Form 8-K). The unaudited pro forma statement of operations for the six months ended June 30, 1996 is derived from the unaudited consolidated statement of operations of PSS for the six months ended June 30, 1996 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 (which includes the results of operations for SSI for the six months then ended and which also includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to June 30, 1996) which is incorporated herein by reference and the unaudited statements of operations of the MIS Group for the six months ended June 30, 1996 included elsewhere in this Form 8-K .


         Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Report.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                                    ($000s)


                                                             HISTORICAL
                                                -----------------------------
                                                 PHYSICIAN                                                 MIS GROUP
                                                  SUPPORT                                     EEC         AQUISITION
                                                SYSTEMS AND                     MIS        PRO FORMA       PRO FORMA
                                                SUBSIDIARIES        EEC        GROUP      ADJUSTMENTS     ADJUSTMENTS    PRO FORMA
                                                ------------    -----------   --------   --------------- -------------   ---------
                   ASSETS
Cash..........................................  $     15,060    $       751       112                       (3,698)(d)   $12,226
Accounts receivable--billed...................         4,893          5,241     1,408                                     11,542
Accounts receivable--unbilled.................         8,772            504     1,816                                     11,092
Due from related parties......................                        4,899                                                4,899
Prepaid expenses and other current assets.....           863            925       756                                      2,543
                                                ------------    -----------    ------                                    -------
        Total current assets..................        29,588         12,321     4,092                                     42,303
                                                ------------    -----------    ------                                    -------
Fixed assets, net.............................         3,692          1,713       796                                      6,202
Intangible assets, net........................        26,597                                                15,473(d)     42,069
Intangible assets, net........................                                  2,317                       (2,317)(d)        -
Other assets..................................           168            279        16                                        463
                                                ------------    -----------    ------                       ------       -------
                                                $     60,045    $    14,313     7,221                        9,458       $91,036
                                                ============    ===========    ======                       ======       =======

   LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..............................  $        959    $     2,287       569                                    $ 3,815
Accrued expenses..............................         9,112          2,340       918                          750(d)     13,120
Current Portion LTD...........................            79            792     1,062                                      1,933
Current portion of other long-term
  liabilities.................................           545          3,487     4,531       (2,808)(c)                     5,755
Deferred income taxes.........................           244                                                                 244
Other current liabilities.....................                          587       674                                      1,261
                                                ------------    -----------    ------                       ------       -------
Total current liabilities.....................        10,939          9,493     7,755                                     26,128
                                                ------------    -----------    ------                       ------       -------
Long-term debt................................         5,673            661     1,988                                      8,322
Other long-term liabilities...................         1,813                                                               1,813
Due to related parties........................                        1,080                                                1,080
Deferred income taxes.........................           991              7                                                  998

Common stock..................................             7             10          3           (10)(a)         2(d)          9
Common stock..................................                                                                  (3)(d)
Treasury stock................................                       (1,435)                   1,435 (b)
Additional paid-in capital....................        44,272                                   2,808 (c)         3(d)     51,839
Additional paid-in capital....................                                                    10 (a)
Additional paid-in capital....................                                                (1,435)(b)       6,181(d)
Additional paid-in capital....................
Retained earnings.............................        (3,650)         4,497     (2,525)                        2,525(d)      847
                                                ------------    -----------     ------     ---------          ------     -------
                                                      40,629          3,072     (2,522)        2,808           8,708      52,695
                                                ------------    -----------     ------     ---------          ------     -------
                                                $     60,045    $    14,313      7,221     $       0           9,458     $91,036
                                                ============    ===========     ======     =========          ======     =======

                 See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                    ($000s)

                                                  HISTORICAL
                                      ----------------------------
                                   PHYSICIAN
                                    SUPPORT
                                    SYSTEMS
                                      AND                           ACQUIRED
                                   SUBSIDIARY    SSI      EEC       BUSINESSES
                                   ----------    ---      ---       -----------
Revenues..........................  $  19,584   $9,831    $23,620       $12,795
Operating Expenses:
    Wages and salaries............      9,661    5,590     16,466         5,855
    General and administrative....      6,846    3,742      6,297         3,690
    Depreciation and
      amortization................      3,378      420        543           247
                                   ----------- --------   -------      ---------
                                       19,885    9,752     23,306         9,792
                                   ----------- --------   -------      ---------
Income (loss) from operations.....       (301)      79        314         3,003
Other income (expense)
    Interest......................     (1,476)     (59)      (261)           (2)
    Other.........................          4       22         (3)          (37)
                                   ----------- --------   -------      ---------
                                       (1,472)     (37)      (264)          (39)
                                   ----------- --------   --------     ---------
Income (loss) before income taxes
    (benefit).....................     (1,773)      42         50         2,964
Income taxes (benefit)............       (500)      17         (4)          149
                                   ----------- --------    -------     ---------
Net income (loss).................  $  (1,273)  $   25       $ 54       $ 2,815
                                   =========== ========    =======     =========
Weighted average shares
    outstanding...................

Net income per share.......

                                                  PRO FORMA
                                                ACQUISITION
                                                ADJUSTMENTS                        PRO FORMA
                                             ------------------                   ADJUSTMENTS    PRO FORMA
                                             ACQUIRED                      MIS        MIS        OFFERING
                                             BUSINESSES    EEC            GROUP      GROUP      ADJUSTMENTS  PRO FORMA
                                             ----------    ----           -----   -----------   -----------  ---------
Revenues..........................                                       $5,764                              $ 71,594
Operating Expenses:
    Wages and salaries............           $ (100)(e)                   4,195                                41,667
    General and administrative....                                        3,427                                24,002
    Depreciation and
      amortization................              854(f)                      288      774(f)                     6,504
                                                                         ------                             ---------
                                                                          7,910                                72,173
                                                                         ------                             ---------
Income (loss) from operations.....                                       (2,146)                                 (579)
Other income (expense)
    Interest......................                         224(h)          (385)    (400)(i)    2,006(g)         (353)
    Other.........................                                          (10)                                  (24)
                                                                          -----                             ---------
                                                                           (395)                                 (376)
                                                                          -----                             ---------
Income (loss) before income taxes
    (benefit).....................                                       (2,540)                                 (955)
Income taxes (benefit)............              735(j)     110(j)                 (1,486)(j)      802(j)         (177)
                                                                          -----                             ---------
Net income (loss).................                                       (2,540)                             $   (778)
                                                                          ======                             ========
Weighted average shares
    outstanding...................                                                                          8,665,626(k)
                                                                                                            ==========
Net income per share.......                                                                                    $(0.09)
                                                                                                                =====


                 See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                                    ($000s)

                                                         HISTORICAL
                                           -------------------------------------
                                            PHYSICIAN
                                             SUPPORT
                                             SYSTEMS
                                               AND                     ACQUIRED
                                           SUBSIDIARIES      EEC      BUSINESSES
                                           ------------      ---      ----------
Revenues...............................      $19,388      $11,226       $2,104
Operating Expenses:
    Wages and salaries.................       10,227        6,470        1,082
    General and administrative.........        6,516        4,917          599
    Depreciation and amortization......        2,089          375           25
    Merger costs.......................        1,150
    Spring restructuring charge........        2,500          --           --
                                             -------       ------       ------
                                              22,482       11,761        1,706
                                             -------       ------       ------
Income (loss) from operations..........       (3,094)        (535)         398
Other income (expense)
    Interest...........................           72         (133)          (1)
    Other..............................           --         (122)           7
                                             -------       ------       ------
                                                  72         (256)           6
                                             -------       ------       ------
Income (loss) before income taxes
  (benefit)............................       (3,021)        (791)         404
Income taxes (benefit).................         (656)         (12)          --
                                             -------       ------       ------
Net income (loss)......................      $(2,365)        (779)         404
                                             =======       ======       ======
Weighted average shares outstanding....

Net income (loss) per share............

                                              PRO FORMA
                                             ACQUISITION
                                             ADJUSTMENTS
                                          ------------------               PRO FORMA       PRO FORMA
                                           ACQUIRED                        ADJUSTMENTS     OFFERING
                                           BUSINESSES   EEC        MIS         MIS         ADJUSTMENTS   PRO FORMA
                                                                  GROUP       GROUP
                                           ----------   ---        ---     -----------    -----------   ---------
Revenues...............................                           $5,291                                 $38,009
Operating Expenses:
    Wages and salaries.................                            3,080                                  20,859
    General and administrative.........                            1,874                                  13,906
    Depreciation and amortization......        155(f)                146          387(f)                   3,177
    Merger costs.......................                                                                    1,150
    Spring restructuring charge........                                                                    2,500
                                                                  ------                                 -------
                                                                   5,100                                  41,592
                                                                  ------                                 -------
Income (loss) from operations..........                              191                                  (3,582)
Other income (expense)
    Interest...........................                 112(h)      (182)         (200)(i)    147(g)        (184)
    Other..............................                               -                                     (115)
                                                                  ------                                 -------
                                                                    (182)                                   (299)
                                                                  ------                                 -------

Income (loss) before income taxes
  (benefit)............................                                9                                  (3,882)
Income taxes (benefit).................        100(j)  (272)(j)                    79(j)        59(j)       (701)
                                                                  ------                                 -------
Net income (loss)......................                                9                                 $(3,180)
                                                                  ======                                 =======
Weighted average shares outstanding....                                                                8,665,626(k)
                                                                                                       =========
Net income (loss) per share............                                                                  $ (0.37)
                                                                                                         =======

                 See notes to pro forma financial statements.

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

        (a) Adjustment to reclassify common stock of EEC to paid-in-capital.

        (b) Adjustment to reclassify treasury stock of EEC to paid-in-capital.

        (c) Adjustment to reflect repayment of related party demand notes with PSS stock. Note that such notes were included in current portion of other long-term liabilities.

        (d) Adjustment to reclassify undistributed S Corporation earnings to additional paid-in capital and to reflect the acquisition of MIS Group by PSS. The purchase price of $10,634 (including $3,698,000 of cash and 285,998 shares of common stock valued at $6,184,000 and including transaction fees of approximately $750,000) is allocated as follows:

                                                        ($000S)
                                                        -------
Current assets......................................    $ 4,092
Fixed assets........................................        812
Goodwill............................................     15,473
Current liabilities.................................     (7,755)
Long-term liabilities...............................     (1,988)
                                                        -------
        Total purchase price........................    $10,634
                                                        =======
Goodwill is being amortized over 20 years.

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

        (e) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.

        (f) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.

        (g) Adjustment to reflect the decrease in interest expense and increase in interest income associated with the repayment of long-term debt as a result of the offering.

        (h) Adjustment to decrease interest expense at EEC as a result of repayment of demand notes with PSS stock.

        (i) Adjustment to decrease interest income earned by PSS as a result of using cash to purchase common stock and to repay notes payable of the MIS Group at the time of the acquisition.

        (j) Adjustment to reflect the income tax effects of the acquisitions or adjustments shown herein.

        (k) The weighted average shares outstanding used to calculate pro forma earnings per share is 8,665,626 shares, representing the number of shares issued and outstanding as a result of the Company's initial public offering, the acquisition of ALM, the merger with SSI, the merger with EEC and the acquisition of MIS.

        (C) EXHIBITS.

99.1 -- Physician Support Systems, Inc., Form 10-K (File 33-80731) for the year ended December 31, 1995, previously filed and incorporated herein by reference.

99.2 -- Physician Support Systems, Inc., Form 10-Q (File 33-80731) for the quarter ended June 30, 1996, previously filed and incorporated herein by reference.

99.3 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated May
            14, 1996, as amended by Amendment No. 1 thereto dated July 15, 1996, previously filed and incorporated herein by reference.

99.4 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated June
            4, 1996, as amended by Amendment No. 1 thereto dated August 2, 1996, previously filed and incorporated herein by reference.

99.5 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated July
            8, 1996, as amended by Amendment No. 1 thereto dated September 6,
            1996, previously filed and incorporated herein by reference.

99.6 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            September 13, 1996, as amended by Amendment No. 1 thereto dated
            November 12, 1996, previously filed and incorporated herein by reference.

                                  SIGNATURES


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.



                                      PHYSICIAN SUPPORT SYSTEMS, INC.

Dated:  November 15, 1996

                                      By:  /s/ DAVID S. GELLER
                                         -------------------------------
                                                DAVID S. GELLER
                                              SENIOR VICE PRESIDENT